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                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-98474 of Owosso Corporation on Form S-8 and Amendment No. 1 to Registration Statement No. 33-99526 of Owosso Corporation on Form S-3 of our report dated June 13, 1996, appearing in this Annual Report on Form 11-K of the Owosso Corporation 401(k) Savings Plan for the period
May 1, 1995 (Date of Inception) to December 31, 1995.


DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
June 28, 1996